EXHIBIT 23.2


                           STEVEN HOLLAND, CPA
                    3914 MURPHY CANYON RD., STE. A126
                          SAN DIEGO, CA. 92123
                             (619) 279-1640


I have prepared the audited financial statements for Innovative Medical Services for the fiscal years ended July 31, 1998 and 1999 contained in the Company's annual report on Form 10-KSB for the fiscal year ended July 31, 1999 and do hereby consent to their inclusion with the company's intended registration statement on Form S-3.


/s/STEVEN HOLLAND
-----------------
Steven Holland, CPA


May 2, 2000

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